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Exhibit 99.1
BJ’s Wholesale Club Holdings, Inc. Announces First Quarter Fiscal 2022 Results
Company reports record MFI and surpasses 6.5 million members

First Quarter Fiscal 2022 Highlights
•Total comparable club sales increased by 14.4% year-over-year.
•Comparable club sales, excluding gasoline sales, increased by 4.1% year-over-year.
•Membership fee income increased by 11.9% to $96.6 million year-over-year.
•Digitally enabled sales growth was 26.0%.
•Earnings per diluted share of $0.82 reflects a 39.0% year-over-year increase.
•Adjusted earnings per diluted share of $0.87 reflects a 20.8% year-over-year increase.
•Maintained strong balance sheet with quarter ended funded leverage of 0.9x.
Westborough, Mass. (May 19, 2022) – BJ’s Wholesale Club Holdings, Inc. (NYSE: BJ) (the "Company") today announced its financial results for the thirteen weeks ended April 30, 2022.

“Our performance in the first quarter was strong, as gains in member traffic underscored the value we provide. Our business model remains more relevant than ever in the current inflationary environment,” said Bob Eddy, President and Chief Executive Officer, BJ’s Wholesale Club.

“We also continued to build on the transformational gains we have driven over the last two years,” continued Mr. Eddy. “Our membership has never been stronger. We reached 6.5 million members in the first quarter, which serves as a testament to the value that we consistently deliver to our members. Our digital business remains a key competitive advantage. We’re quickly expanding our footprint and we recently closed the acquisition of our perishable distribution network, which will support our future growth efforts and drive long-term shareholder value.”

Key Measures for the Thirteen Weeks Ended April 30, 2022 (First Quarter of Fiscal 2022):
BJ'S WHOLESALE CLUB HOLDINGS, INC.
(Amounts in thousands, except per share amounts)

	13 Weeks Ended April 30, 2022	13 Weeks Ended May 1, 2021	% Growth
Net sales	$4,399,810	$3,781,834	16.3%
Membership fee income	96,625	86,388	11.9%
Total revenues	4,496,435	3,868,222	16.2%

Operating income	150,317	126,254	19.1%
Income from continuing operations	112,457	81,586	37.8%
Adjusted EBITDA (a)	220,801	202,410	9.1%
Net income	112,450	81,579	37.8%
EPS (b)	0.82	0.59	39.0%
Adjusted net income (a)	118,426	99,694	18.8%
Adjusted EPS (a)	0.87	0.72	20.8%
Basic weighted average shares outstanding	134,244	135,709	(1.1)%
Diluted weighted average shares outstanding	136,702	138,662	(1.4)%
(a)See “Note Regarding Non-GAAP Financial Information.”
(b)EPS represents earnings per diluted share.

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Additional Highlights:
•Total comparable club sales increased by 14.4% in the first quarter of fiscal 2022 compared to the first quarter of fiscal 2021. Excluding the impact of gasoline sales, comparable club sales increased by 4.1% in the first quarter of fiscal 2022 compared to the first quarter of fiscal 2021.
•Gross profit increased to $790.6 million in the first quarter of fiscal 2022 from $726.7 million in the first quarter of fiscal 2021. Merchandise gross margin rate, which excludes gasoline sales and membership fee income, decreased 30 basis points over the first quarter of fiscal 2021. Merchandise margins were impacted by increased freight costs and tactical investments in inflationary categories.
•Selling, general and administrative expenses ("SG&A") increased to $635.4 million in the first quarter of fiscal 2022, compared to $599.9 million in the first quarter of fiscal 2021. The increase was primarily driven by increased labor costs as a result of last year’s wage investments, occupancy costs as a result of new club openings, and acquisition and integration expenses related to the acquisition of assets from Burris Logistics.
•Operating income increased to $150.3 million, or 3.3% of total revenues, in the first quarter of fiscal 2022 compared to $126.3 million, or 3.3% of total revenues, in the first quarter of fiscal 2021.
•Adjusted EBITDA increased 9.1% to $220.8 million in the first quarter of fiscal 2022 compared to $202.4 million in the first quarter of fiscal 2021.
•Income tax expense increased to $30.0 million in the first quarter of fiscal 2022 compared to $25.4 million in the first quarter of fiscal 2021, primarily due to higher operating income year-over-year.
•Under its existing share repurchase program, the Company repurchased 570,506 shares of common stock, totaling $35.8 million in the first quarter of fiscal 2022.
•On May 2, 2022, the Company completed its acquisition of four distribution centers and related private transportation fleet from Burris Logistics, bringing its end-to-end perishable supply chain in-house.
Fiscal 2022 Ending January 28, 2023 Outlook
“We are pleased with our performance in the first quarter and remain optimistic that the strength of our core business will continue to drive long-term growth,” said Laura Felice, Executive Vice President, Chief Financial Officer, BJ's Wholesale. “Our fiscal year 2022 EPS outlook of flat year-over-year remains unchanged.”
Conference Call Details
A conference call to discuss the first quarter of fiscal 2022 financial results is scheduled for today, May 19, 2022, at 8:30 A.M. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 844-200-6205 (international callers please dial 929-526-1599) approximately 10 minutes prior to the start of the call and reference conference ID 068574. A live audio webcast of the conference call will be available online at https://investors.bjs.com.
A recorded replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online at https://investors.bjs.com and by dialing 929-458-6194 or 866-813-9403 and referencing conference ID 857294. The recorded replay will be available for one week and an online archive of the webcast will be available for one year.
About BJ’s Wholesale Club Holdings, Inc.
Headquartered in Westborough, Massachusetts, BJ's Wholesale Club Holdings, Inc. is a leading operator of membership warehouse clubs in the Eastern United States. The Company currently operates 229 clubs and 159 BJ's Gas® locations in 17 states.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-

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looking statements, including, without limitation, statements regarding our strategic priorities; our anticipated fiscal 2022 outlook; and our future progress, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: uncertainties in the financial markets, consumer and small business spending patterns and debt levels; our dependence on having a large and loyal membership; domestic and international economic conditions, including inflation and exchange rates; our ability to procure the merchandise we sell at the best possible prices; the effects of competition and regulation; our dependence on vendors to supply us with quality merchandise at the right time and at the right price; breaches of security or privacy of member or business information; conditions affecting the acquisition, development, ownership or use of real estate; our capital spending; actions of vendors; our ability to attract and retain a qualified management team and other team members; costs associated with employees (generally including health care costs), energy and certain commodities, geopolitical conditions (including tariffs); the risks and uncertainties related to the impact of the COVID-19 pandemic, including the duration, scope and severity of the pandemic, federal, state and local government actions or restrictive measures implemented in response to COVID-19, the effectiveness of such measures, as well as the effect of any relaxation or revocation of current restrictions, and the direct and indirect impact of such measures; changes in our product mix or in our revenues from gasoline sales; our failure to successfully maintain a relevant omnichannel experience for our members; risks related to our growth strategy to open new clubs; risks related to our e-commerce business; our ability to realize the anticipated benefits of the Burris acquisition; and other important factors discussed under the caption “Risk Factors” in our Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 17, 2022, which is accessible on the SEC’s website at www.sec.gov. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, unless required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Thus, one should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
We refer to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”). Please see “Note Regarding Non-GAAP Financial Information" and “Reconciliation of GAAP to Non-GAAP Financial Information” below for additional information and a reconciliation of the Non-GAAP financial measures to the most comparable GAAP financial measures.

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BJ'S WHOLESALE CLUB HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended April 30, 2022	Thirteen Weeks Ended May 1, 2021
Net sales	$4,399,810	$3,781,834
Membership fee income	96,625	86,388
Total revenues	4,496,435	3,868,222
Cost of sales	3,705,838	3,141,497
Selling, general and administrative expenses	635,380	599,910
Pre-opening expense	4,900	561
Operating income	150,317	126,254
Interest expense, net	7,841	19,285
Income from continuing operations before income taxes	142,476	106,969
Provision for income taxes	30,019	25,383
Income from continuing operations	112,457	81,586
Loss from discontinued operations, net of income taxes	(7)	(7)
Net income	$112,450	$81,579
Income per share attributable to common stockholders - basic:
Income from continuing operations	$0.84	$0.60
Loss from discontinued operations	—	—
Net income	$0.84	$0.60
Income per share attributable to common stockholders - diluted:
Income from continuing operations	$0.82	$0.59
Loss from discontinued operations	—	—
Net income	$0.82	$0.59
Weighted average number of shares outstanding:
Basic	134,244	135,709
Diluted	136,702	138,662

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BJ'S WHOLESALE CLUB HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)
(Unaudited)

	April 30, 2022	May 1, 2021
ASSETS
Current assets:
Cash and cash equivalents	$37,952	$62,954
Accounts receivable, net	210,405	197,991
Merchandise inventories	1,462,098	1,120,334
Prepaid expense and other current assets	58,814	54,258
Total current assets	1,769,269	1,435,537

Operating lease right-of-use assets, net	2,177,777	2,119,629
Property and equipment, net	989,658	815,303
Goodwill	924,134	924,134
Intangibles, net	122,332	132,502
Deferred taxes	4,595	3,349
Other assets	22,240	18,752
Total assets	$6,010,005	$5,449,206

LIABILITIES
Current liabilities:
Current portion of long-term debt	$80,000	$210,000
Current portion of operating lease liabilities	169,423	132,869
Accounts payable	1,267,102	1,023,140
Accrued expenses and other current liabilities	692,530	669,924
Total current liabilities	2,209,055	2,035,933

Long-term lease liabilities	2,107,532	2,050,950
Long-term debt	748,987	747,311
Deferred income taxes	58,511	45,529
Other noncurrent liabilities	164,578	155,959

STOCKHOLDERS' EQUITY	721,342	413,524
Total liabilities and stockholders' equity	$6,010,005	$5,449,206

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BJ'S WHOLESALE CLUB HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended April 30, 2022	Thirteen Weeks Ended May 1, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$112,450	$81,579
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	47,109	44,386
Amortization of debt issuance costs and accretion of original issue discount	832	891
Debt extinguishment charges	—	657
Stock-based compensation expense	9,115	27,300
Deferred income tax provision (benefit)	6,299	(233)
Changes in operating leases and other non-cash items	29,892	1,200
Increase (decrease) in cash due to changes in:
Accounts receivable	(36,454)	(25,272)
Merchandise inventories	(219,163)	85,361
Accounts payable	154,319	35,066
Accrued expenses	(58,780)	13,127
Other operating assets and liabilities, net	(1,311)	(15,097)
Net cash provided by operating activities	44,308	248,965
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment, net of disposals and proceeds from sale leaseback transactions	(90,533)	(58,060)
Net cash used in investing activities	(90,533)	(58,060)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on First Lien Term Loan	—	(100,000)
Net proceeds from (payments on) ABL Facility	80,000	(50,000)
Net cash received from stock option exercises	2,306	1,497
Acquisition of treasury stock	(51,342)	(24,031)
Proceeds from financing obligations	8,072	1,333
Changes in finance leases and other financing activities	(295)	(268)
Net cash provided by (used in) financing activities	38,741	(171,469)
Net increase (decrease) in cash and cash equivalents	(7,484)	19,436
Cash and cash equivalents at beginning of period	45,436	43,518
Cash and cash equivalents at end of period	$37,952	$62,954

Note Regarding Non-GAAP Financial Information
This press release includes financial measures that are not calculated in accordance with GAAP, including adjusted net income, adjusted net income per diluted share, adjusted EBITDA, free cash flow, net debt and net debt to last twelve months (“LTM”) adjusted EBITDA.
We define adjusted net income as net income attributable to common stockholders adjusted for: stock-based compensation related to acceleration of stock awards; acquisition and integration costs; incremental home office expense; severance charges; expenses related to debt payments; loss on cash flow hedge; and the tax impact of the foregoing adjustments on net income.
We define adjusted net income per diluted share as adjusted net income divided by the weighted-average diluted shares outstanding.

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We define adjusted EBITDA as income from continuing operations before interest expense, net, provision for income taxes and depreciation and amortization, adjusted for the impact of certain other items, including: stock-based compensation expense; pre-opening expenses; acquisition and integration costs; non-cash rent; severance and other adjustments.
We define free cash flow as net cash provided by operating activities less additions to property and equipment, net of disposals, plus proceeds from sale leaseback transactions.
We define net debt as total debt outstanding less cash and cash equivalents.
We define net debt to LTM adjusted EBITDA as net debt at the balance sheet date divided by adjusted EBITDA for the trailing twelve-month period.
We present adjusted net income, adjusted net income per diluted share and adjusted EBITDA, which are not recognized financial measures under GAAP, because we believe such measures assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, adjusted EBITDA excludes pre-opening expenses, because we do not believe these expenses are indicative of the underlying operating performance of our clubs. The amount and timing of pre-opening expenses are dependent on, among other things, the size of new clubs opened and the number of new clubs opened during any given period.
Management believes that adjusted net income, adjusted net income per diluted share and adjusted EBITDA are helpful in highlighting trends in our core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We use adjusted net income, adjusted net income per diluted share and adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies; to make budgeting decisions; and to compare our performance against that of other peer companies using similar measures. We also use adjusted EBITDA in connection with establishing discretionary annual incentive compensation.
We present free cash flow, which is not a recognized financial measure under GAAP, because we use it to report to our Board of Directors and we believe it assists investors and analysts in evaluating our liquidity. Free cash flow should not be considered as an alternative to cash flows from operations as a liquidity measure. We present net debt and net debt to LTM adjusted EBITDA, which are not recognized as financial measures under GAAP, because we use them to report to our Board of Directors and we believe they assist investors and analysts in evaluating our borrowing capacity. Net debt to LTM adjusted EBITDA is a key financial measure that is used by management to assess the borrowing capacity of the Company.
You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating adjusted net income, adjusted net income per diluted share, adjusted EBITDA and net debt to LTM adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or like some of the adjustments in our presentation of these metrics. Our presentation of adjusted net income, adjusted net income per diluted share, adjusted EBITDA, free cash flow, net debt and net debt to LTM adjusted EBITDA should not be considered as alternatives to any other measure derived in accordance with GAAP and they should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. There can be no assurance that we will not modify the presentation of adjusted net income, adjusted net income per diluted share, adjusted EBITDA or net debt to LTM adjusted EBITDA in the future, and any such modification may be material. In addition, adjusted net income, adjusted net income per diluted share, adjusted EBITDA, free cash flow, net debt and net debt to LTM adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries. Additionally, adjusted net income, adjusted net income per diluted share, adjusted EBITDA, free cash flow, net debt and net debt to LTM adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP.

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Reconciliation of GAAP to Non-GAAP Financial Information

BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation of net income to adjusted net income and adjusted net income per diluted share
(Amounts in thousands, except per share amounts)
(Unaudited)

	13 Weeks Ended April 30, 2022	13 Weeks Ended May 1, 2021
Net income as reported	$112,450	$81,579
Adjustments:
Stock-based compensation related to acceleration of stock awards (a)	—	17,494
Acquisition and integration costs (b)	7,879	—
Incremental home office expense (c)	599	—
(Gain) loss on cash flow hedge (d)	(165)	4,709
Charges related to debt payments (e)	—	657
Severance (f)	—	2,300
Tax impact of adjustments to net income (g)	(2,337)	(7,045)
Adjusted net income	$118,426	$99,694

Weighted-average diluted shares outstanding	136,702	138,662
Adjusted net income per diluted share (h)	$0.87	$0.72
(a)Represents accelerated vesting of equity awards, which were related to the passing of a former executive.
(b)Represents costs related to the acquisition and integration of assets from Burris Logistics, including due diligence, legal, and other consulting expenses.
(c)Represents incremental rent expense as the Company transitions from the current home office to a new home office building in fiscal 2022.
(d)Represents the reclassification into earnings of accumulated other comprehensive income associated with the de-designation of hedge accounting.
(e)Represents the expensing of fees and deferred fees and original issue discount associated with the partial prepayment of debt.
(f)Represents severance charges associated with labor reductions that resulted from the realignment of our field operations.
(g)Represents the tax effect of the above adjustments at a statutory tax rate of approximately 28%.
(h)Adjusted net income per diluted share is measured using weighted average diluted shares outstanding.
BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation to Adjusted EBITDA
(Amounts in thousands)
(Unaudited)

	13 Weeks Ended April 30, 2022	13 Weeks Ended May 1, 2021
Income from continuing operations	$112,457	$81,586
Interest expense, net	7,841	19,285
Provision for income taxes	30,019	25,383
Depreciation and amortization	47,109	44,386
Stock-based compensation expense	9,115	27,300
Pre-opening expenses (a)	4,900	561
Non-cash rent (b)	846	1,417
Acquisition and integration costs (c)	7,879	—
Severance (d)	—	2,300
Other adjustments (e)	635	192
Adjusted EBITDA	$220,801	$202,410
(a)Represents direct incremental costs of opening or relocating a facility that are charged to operations as incurred.
(b)Consists of an adjustment to remove the non-cash portion of rent expense.
(c)Represents costs related to the acquisition and integration of assets from Burris Logistics, including due diligence, legal, and other consulting expenses.
(d)Represents severance charges associated with labor reductions that resulted from the realignment of our field operations.
(e)Other non-cash items, including non-cash accretion on asset retirement obligations, obligations associated with our post-retirement medical plan and incremental rent expense as the Company transitions from the current home office to a new home office building in fiscal 2022.

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BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation to Free Cash Flow
(Amounts in thousands)
(Unaudited)

	13 Weeks Ended April 30, 2022	13 Weeks Ended May 1, 2021
Net cash provided by operating activities	$44,308	$248,965
Less: Additions to property and equipment, net of disposals	90,533	74,690
Plus: Proceeds from sale leaseback transactions	—	16,630
Free cash flow	$(46,225)	$190,905
BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation of Net Debt and Net Debt to LTM adjusted EBITDA
(Amounts in thousands)
(Unaudited)

	April 30, 2022
Total debt	$828,987
Less: Cash and cash equivalents	37,952
Net Debt	$791,035

Income from continuing operations	$457,631
Interest expense, net	48,000
Provision for income taxes	135,755
Depreciation and amortization	183,270
Stock-based compensation expense	35,652
Pre-opening expenses	19,241
Non-cash rent	5,575
Acquisition and integration costs	11,383
Other adjustments	1,434
Adjusted EBITDA	$897,941

Net debt to LTM adjusted EBITDA	0.9	x
See descriptions of adjustments in the “Reconciliation to Adjusted EBITDA (unaudited)” table above.

Investor Contact:
Catherine Park
Vice President, Investor Relations
cpark@bjs.com
774-512-6744
Media Contact:
Peter Frangie
Vice President, Corporate Communications
pfrangie@bjs.com
774-512-6978